UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Company’s 2014 annual meeting of shareholders was held on August 14, 2014.

(b) At the meeting, the matters submitted to a vote of shareholders, and outcome of the vote, were as follows:

(1) C. Richard Green, Jr., Nigel G. Howard and J. Pieter Sikkel were elected as Class II Directors for a three-year term expiring in 2017;

(2) The appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2015 was ratified; and

(3) A resolution to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, was adopted.

The voting results with respect to these matters are set forth in the tables below:

1.	Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
C. Richard Green, Jr.	65,934,323	1,889,508	11,146,664
Nigel G. Howard	65,969,938	1,853,893	11,146,664
J. Pieter Sikkel	65,484,708	2,339,123	11,146,664

2.	Ratification of Independent Auditors

Votes For	Votes Against	Votes Abstained
78,451,777	493,532	25,184

There were no broker non-votes with respect to the ratification of independent auditors, which was considered a “routine” matter under the rules of the New York Stock Exchange.

3.	Advisory Vote on Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
66,078,035	1,436,833	308,961	11,146,664

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2014

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary